
<ARTICLE> 7

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               SEP-30-2000
<DEBT-HELD-FOR-SALE>                         2,681,305
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                                   7,763,586
<MORTGAGE>                                      17,040
<REAL-ESTATE>                                    4,073
<TOTAL-INVEST>                              10,513,209<F1>
<CASH>                                          23,868
<RECOVER-REINSURE>                               3,951
<DEFERRED-ACQUISITION>                         168,142
<TOTAL-ASSETS>                              11,789,235
<POLICY-LOSSES>                              2,810,853<F2>
<UNEARNED-PREMIUMS>                            512,708
<POLICY-OTHER>                                  71,631<F2>
<POLICY-HOLDER-FUNDS>                           22,277
<NOTES-PAYABLE>                                608,438<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       345,457<F4>
<OTHER-SE>                                   5,158,881<F4>
<TOTAL-LIABILITY-AND-EQUITY>                11,789,235
<PREMIUMS>                                   1,403,340
<INVESTMENT-INCOME>                            311,650
<INVESTMENT-GAINS>                              27,769
<OTHER-INCOME>                                   7,108
<BENEFITS>                                   1,065,279
<UNDERWRITING-AMORTIZATION>                    290,046<F5>
<UNDERWRITING-OTHER>                           203,105<F5>
<INCOME-PRETAX>                                191,437
<INCOME-TAX>                                    31,803
<INCOME-CONTINUING>                            159,634
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   159,634
<EPS-BASIC>                                        .99
<EPS-DILUTED>                                      .98
<RESERVE-OPEN>                               1,931,767<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                              2,015,744<F5>
<CUMULATIVE-DEFICIENCY>                              0

<F1>Equals the sum of Fixed maturities, Equity securities and other Invested assets.
<F2>Equals the sum of Life policy reserves and Losses and loss expenses less the Life Company liability for Supplementary contracts without Life contingencies of $4,768 which is classified as Other Policyholder Funds
<F3>Equals the sum of Notes payable, the 5.5% Convertible Senior Debentures and the 6.9% Senior Debentures
<F4>Equals the total Shareholders' Equity
<F5>Equals the sum of Commissions, Other operating expenses, Taxes and licenses and fees, Increase in deferred acquisition costs, Interest expense and other expenses
<F6>Equals the net reserve for unpaid claims for the property casualty subsidiaries as of December 31, 1999
<F7>Equals the net reserve for unpaid claims for the property casualty subsidiaries as of Sept 30, 2000

